UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008
ACCENTURE LTD
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16565 (Commission File Number)	98-0341111 (I.R.S. Employer Identification No.)
Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 296-8262
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On February 7, 2008, Accenture Ltd (“Accenture”) held its 2008 Annual General Meeting of Shareholders, at which the shareholders voted upon the following matters:
     (1) the re-appointment of Blythe J. McGarvie and Sir Mark Moody-Stuart as Class I directors, each for a term expiring at the annual general meeting of shareholders in 2011;
     (2) the amendment of the bye-laws of Accenture, which would enable Accenture to deliver future copies of its proxy materials to shareholders electronically by posting these materials on an Internet website and notifying its shareholders of the posting; and
     (3) the re-appointment of KPMG LLP as independent auditors of Accenture for a term expiring at the annual general meeting of shareholders in 2009 and the authorization of the Audit Committee of the Board of Directors to determine KPMG LLP’s remuneration.
     Accenture’s shareholders re-appointed each of the nominees as a director, approved the amendment of the bye-laws of Accenture, and re-appointed KPMG LLP as independent auditors of Accenture and authorized the Audit Committee of the Board of Directors of Accenture to determine KPMG LLP’s remuneration. A quorum was present at the meeting as required by Accenture’s bye-laws. Set forth below is the number of votes cast for and against, and the number of abstentions/withheld votes and broker non-votes, with respect to each matter voted upon:

				Abstained/	Broker
		For	Against	Withheld	Non-Votes
1	Re-appointment of Directors:
	Blythe J. McGarvie	472,780,330	31,580,503	1,500,276	0
	Sir Mark Moody-Stuart	502,880,828	1,947,922	1,032,349	0
2	Amendment of the Bye-Laws	502,534,457	2,788,723	537,924	0
3	Re-appointment of KPMG LLP as independent auditors and authorization of the Audit Committee to determine KPMG LLP’s remuneration	469,441,257	32,965,018	3,454,830	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2008	ACCENTURE LTD
	By:	/s/ Douglas G. Scrivner
		Name:	Douglas G. Scrivner
		Title:	General Counsel and Secretary